Exhibit 10.9

UNITED TECHNOLOGIES CORPORATION

BOARD OF DIRECTORS

DEFERRED STOCK UNIT PLAN

As Amended and Restated Effective January 1, 2005

UNITED TECHNOLOGIES CORPORATION

BOARD OF DIRECTORS

DEFERRED STOCK UNIT PLAN

ARTICLE I

INTRODUCTION AND PURPOSE

1.01	Purpose of Plan

The United Technologies Corporation Board of Directors Deferred Stock Unit Plan (the “Plan”) has been established to provide an arrangement for non-employee directors to defer their Annual Retainer and Restricted Stock Unit Award for A New Director in the form of deferred stock units equal in value to shares of the Corporation’s common stock for the purpose of aligning the interests of non-employee directors with those of the Corporation’s shareowners. The Plan is hereby amended and restated for the purposes of: (i) accommodating changes to the non-employee directors compensation program, including the consolidation of prior compensation program elements into a revised retainer structure as integrated into this Plan; and (ii) effecting certain changes related to compliance with Section 409A of the Internal Revenue Code.

1.02	Effective Date of Plan

Changes related to the re-design of the non-employee directors’ compensation program are generally effective for deferrals credited on and after January 1, 2006. Changes related to Section 409A of the Internal Revenue Code are generally effective for deferrals that were earned or vested after December 31, 2004. Amounts that were earned or vested (within the meaning of Section 409A) prior to January 1, 2005, and any subsequent increases in these amounts that are permitted to be treated as grandfathered benefits under Section 409A, are generally subject to and shall continue to be governed by the terms of the Prior Plan set forth in Appendix A.

ARTICLE II

DEFINITIONS

Unless the context clearly indicates otherwise, the following terms, when used in capitalized form in the Plan, shall have the meanings set forth below:

Account means a bookkeeping account established for a Participant under Article IV that is credited with Deferred Stock Units representing compensation earned or vested after 2004. Any compensation earned and vested before 2005 shall be credited to a Participant’s Prior Plan Account and shall be subject to the provisions set forth in Appendix A.

Annual Retainer means the annual retainer payable to a Participant under Section 3.01 for services to the Company as a non-employee member of the Board.

Beneficiary means a Participant’s beneficiary, designated in writing and in a form and manner satisfactory to the Committee, or if a Participant fails to designate a beneficiary, or if all of the Participant’s designated Beneficiaries predecease the Participant, the Participant’s estate.

Board means the Board of Directors of the Corporation.

Code means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto. References to any section of the Internal Revenue Code shall include any final regulations or other published guidance interpreting that section.

Closing Price means, with respect to any date specified by the Plan, the closing price of UTC Common Stock on the composite tape of New York Stock Exchange issues (or if there was no reported sale of UTC Common Stock on such date, on the next preceding day on which there was such a reported sale).

Committee means the Committee on Nominations and Governance of the Board.

Corporation means United Technologies Corporation.

Deferred Stock Unit means a hypothetical share of UTC Common Stock as described in Section 4.05.

Election means an irrevocable election by a Participant either to defer a portion of the Annual Retainer otherwise payable in cash or to specify how an Account will be distributed (i.e., as a lump sum, in 10 annual installments or in 15 annual installments).

Participant means each member of the Board (other than a member of the Board who is also an employee of the Company or a subsidiary thereof) who is or becomes a member of the Board.

Payment Anniversary Date means an anniversary of the Payment Commencement Date.

Payment Commencement Date means the first business day of the first month following the month in which the Participant has a Separation from Service.

Plan means this United Technologies Corporation Board of Directors Deferred Stock Unit Plan, as amended and restated herein effective January 1, 2005 and as amended from time to time.

Plan Year means the calendar year.

Prior Plan means the United Technologies Corporation Board of Directors Deferred Stock Unit Plan as in effect on October 3, 2004, and as modified thereafter from time to time in a manner that does not constitute a “material modification” for purposes of Section 409A, as set forth in Appendix A hereto.

Restricted Stock Unit Award for a New Director means the one-time restricted stock unit award granted to a Participant under Section 3.02 upon election to the Board.

Separation from Service means a Participant’s resignation, removal, or retirement from the Board (for a reason other than death) that constitutes a good-faith, complete termination of the Participant’s relationship with the Corporation, and that also qualifies as a “separation from service” for purposes of Section 409A of the Code.

UTC Common Stock shall mean the common stock of the Corporation.

ARTICLE III

ELIGIBLE COMPENSATION

3.01	Annual Retainer

(a) Annual Retainer Amount. Effective January 1, 2006, subject to subsections (b) and (c) of this Section 3.01, the Annual Retainer shall be as follows: in the case of the Audit Committee Chair and the Presiding or Lead Director, $260,000; in the case of any other member of the Audit Committee, $250,000; in the case of any other Committee Chair, $230,000; and for all other Participants, $220,000. The Annual Retainer is subject to change from time to time at the discretion of the Committee.

(b) Terminated Participants. If a Participant’s Separation from Service or death occurs before the Corporation’s Annual Meeting, the Participant will not receive an Annual Retainer for the year of the Participant’s Separation from Service or death.

(c) New Participants. If a Participant is elected to the Board before September 30 of a calendar year, the Participant will receive the full amount of the then applicable Annual Retainer, with 60% of such amount credited automatically to a Participant’s Annual Retainer Account as Deferred Stock Units as of the date of the Participant’s election to the Board; and with 40% of such amount eligible for a deferral election in accordance with Article V. If a Participant is elected to the Board after September 30 of a calendar year, the Participant will receive 50% of the then applicable Annual Retainer, with 60% of such amount credited automatically to a Participant’s Annual Retainer Account as Deferred Stock Units as of the date of the Participant’s election to the Board; and with 40% of such amount eligible for a deferral election in accordance with Article V.

3.02	Restricted Stock Unit Award for a New Director

Effective as of the date of the Participant’s election to the Board, the Participant shall receive an unvested Restricted Stock Unit Award for a New Director (“RSU Award”) of Deferred Stock Units equal in value to $100,000 as of such date. The amount of an RSU Award is subject to change at the discretion of the Committee.

ARTICLE IV

ACCOUNTS AND CREDITS

4.01	Non-elective Annual Retainer

60% of the Annual Retainer shall be credited automatically to a Participant’s Annual Retainer Account as Deferred Stock Units, effective as of the date of the Corporation’s Annual Meeting. Participants may not elect to receive this portion of the Annual Retainer as current cash.

4.02	Elective Annual Retainer

40% of the Annual Retainer is payable in cash unless the Participant makes a timely irrevocable election in accordance with Article V to defer the receipt of this 40% amount as Deferred Stock Units under this Plan in lieu of a cash payment.

4.03	Restricted Stock Unit Award for a New Director

Effective as of the date of the Participant’s election to the Board, the Corporation will credit the amount of the RSU Award to a New Director Restricted Stock Unit Account (“RSU Account”) established for the Participant. The amount of an RSU Award is subject to change at the discretion of the Committee. The RSU Account may not be distributed prior to the Participant’s Separation from Service. The value of the RSU Account is subject to forfeiture if Separation from Service occurs before the first annual meeting following the date of election to the Board. Thereafter, the percentage of such Award subject to forfeiture will be reduced by 20 percentage points as of the date of each succeeding annual meeting until the fifth annual meeting when 100% of the value of such Award will be vested and subject to distribution following Separation from Service. There will be no forfeiture of interest in the RSU Account in the event of the Participant’s death, Disability, or a “Change in Control” as defined in the Corporation’s Long Term Incentive Plan while the Participant is a member of the Board, or in the event of the Participant’s resignation or retirement from the Board for the purpose of accepting full-time employment in public or charitable service. A Participant’s RSU Account will be credited with dividend equivalents which will vest immediately, but will otherwise be subject to the same transfer restrictions applicable to the Deferred Stock Units credited to the Account.

4.04	Accounts

(a) Post-December 31, 2004 Credits. All Annual Retainer deferrals and RSU Awards earned or vested after December 31, 2004, shall be maintained in Accounts under and shall be subject to the terms and conditions of the Plan, as amended and restated herein, effective January 1, 2005. Separate Accounts for post-December 31, 2004 Deferred Stock Units will be maintained for each Participant. Sub-accounts may be maintained within Participants’ Accounts to the extent the Committee determines such an arrangement to be necessary or useful in the administration of the Plan.

(b) Pre-January 1, 2005 Credits. All Annual Retainer deferrals and RSU Awards earned and vested prior to January 1, 2005, and any subsequent increases in these amounts that are permitted to be treated as grandfathered benefits under Section 409A of the Code (e.g., increases in unit value and dividend equivalents), shall be maintained in separate Prior Plan Accounts and shall remain subject to the terms and conditions of the Prior Plan as in effect on October 3, 2004. Prior Plan Accounts shall be equal to the value earned and vested on December 31, 2004, as subsequently adjusted in accordance with the Prior Plan. The Prior Plan and Prior Plan Accounts are not intended to be subject to Section 409A of the Code. No amendment to Appendix A that would constitute a “material modification” for purposes of Section 409A shall be effective unless the amending instrument states that it is intended to materially modify Appendix A and to cause the Prior Plan to become subject to Section 409A.

4.05	Deferred Stock Units

(a) Deemed Investment in UTC Common Stock. Except as provided in Section 5.07, a Participant’s Account shall be treated as if it were invested in Deferred Stock Units that are equivalent in value to the fair market value of shares of UTC Common Stock in accordance with the following rules:

(1) Conversion into Deferred Stock Units. The RSU Award credited to a Participant’s RSU Account under Section 4.03, and the Annual Retainer credited to a Participant’s Annual Retainer Account for a Plan Year under Section 4.01 or 4.02 shall be converted into Deferred Stock Units (including fractional Deferred Stock Units) by dividing the amount of the RSU Award or Annual Retainer credited by the Closing Price on the date of the Corporation’s Annual Meeting or the date a Participant is elected to the Board, as applicable.

(2) Deemed Reinvestment Of Dividends. The number of Deferred Stock Units credited to a Participant’s Annual Retainer or RSU Account on a dividend payment date shall be increased on each date on which a dividend is paid on UTC Common Stock. The number of additional Deferred Stock Units credited to a Participant’s Annual Retainer or RSU Account as a result of such dividend payment shall be determined by (i) multiplying the total number of Deferred Stock Units (including fractional Deferred Stock Units) credited to the Participant’s Account on the dividend payment date by the amount of the dividend paid per share of UTC Common Stock on the dividend payment date, and (ii) dividing the product so determined by the Closing Price on the dividend payment date.

(3) Conversion Out of Deferred Stock Units. The dollar value of the Deferred Stock Units credited to a Participant’s Annual Retainer or RSU Account on any date shall be determined by multiplying the number of Deferred Stock Units (including fractional Deferred Stock Units) credited to the Participant’s Account by the Closing Price on that date.

(4) Effect of Recapitalization. In the event of a transaction or event described in this paragraph (4) (a “Recapitalization Event”), the number of Stock Units credited to a Participant’s Annual Retainer or RSU Account shall be adjusted in the same manner as outstanding shares of Common Stock. A Recapitalization Event includes a dividend (other than regular quarterly dividends) or other extraordinary distribution to holders of Common Stock (whether in the form of cash, shares, other securities, or other property), extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, repurchase, or exchange of shares or other securities, the issuance or exercisability of stock purchase rights, the issuance of warrants or other rights to purchase shares or other securities, or other similar corporate transaction or event that has a material affect on the shares of UTC Common Stock and requires conforming adjustment to the value and/or number of Deferred Stock Units to prevent dilution or enlargement of the value of Participants’ Accounts.

4.06	Hypothetical Nature of Accounts and Investments

Each Account established under this Article IV shall be maintained for bookkeeping purposes only. Neither the Plan nor any of the Accounts established under the Plan shall hold any actual funds or assets. The Deferred Stock Units established hereunder shall be used solely to determine the amounts to be paid hereunder, shall not be or represent an equity security of the Company, shall not be convertible into or otherwise entitle a Participant to acquire an equity security of the Company and shall not carry any voting or dividend rights.

ARTICLE V

ELECTION PROCEDURES AND PAYMENTS

5.01	Annual Retainer Deferral Election

Participants who elect to defer the receipt of the eligible 40% of each year’s Annual Retainer as Deferred Stock Units under this Plan, must, on or before the election deadline established by the Committee, make a written deferral election on the Election form provided by the Committee.

5.02	Annual Retainer Deferral Election Deadline

A written Election form must be completed and submitted to the Office of the Corporate Secretary no later than December 31st of the calendar year prior to the year for which the Annual Retainer is earned or, for new Participants, prior to the date the Participant is elected to the Board, and in no event later than 30 days after such election. If a Participant fails to timely submit a properly completed Election form, the remaining 40% of the Participant’s Annual Retainer earned in the applicable year shall be paid as provided in Section 4.02. The Participant’s deferral election shall be irrevocable following the election deadline.

5.03	Entitlement to Payment

Any payment from an Account under the Plan shall be made solely in cash and as further provided in this Article V. The right of any person to receive one or more payments under the Plan shall be an unsecured claim against the general assets of the Corporation.

5.04	Payment Commencement Date

Payments to a Participant with respect to the Participant’s Annual Retainer Account or RSU Account shall begin as of the Participant’s Payment Commencement Date or, if the Participant has changed his payment election as provided in Section 5.06, on the fifth anniversary of the Participant’s Payment Commencement Date. If a Participant dies before payments to the Participant commence, payment of the entire value of the Participant’s Accounts shall be made in a lump sum to the Participant’s Beneficiary on the first business day of the third month following the month of the Participant’s death.

For purposes of the Code, a payment is treated as being made on the date when it is due under the Plan if the payment is made on the due date specified by the Plan, or on a later date that is either (a) in the same calendar year (for a payment whose specified due date is on or before September 30), or (b) by the 15th day of the third calendar month following the date specified by the Plan (for a payment whose specified due date is on or after October 1). A payment also is treated as being made on the date when it is due under the Plan if the payment is made not more than 30 days before the due date specified by the Plan. A Participant may not, directly or indirectly, designate the taxable year of a payment made in reliance on the administrative rules in this Section 5.04.

5.05	Election of Form and Amount of Payment

(a) Lump Sum Payment. A Participant shall receive his or her Annual Retainer Account or RSU Account under the Plan as a lump sum payment unless the Participant timely elects to receive his or her Account in the form of 10 annual installments or in 15 annual installments in accordance with subsection (b), below. The lump sum shall be payable to the Participant in cash as of the Payment Commencement Date and shall equal the value of the Deferred Stock Units credited to the Participant’s Account, determined as of the Payment Commencement Date as provided in Section 5.04.

(b) 10 or 15 Annual Installments. A Participant may elect to receive his or her Annual Retainer Account or RSU Account under the Plan in 10 or 15 installment payments in lieu of the lump sum payment determined under subsection (a), above. Annual installments shall be payable to the Participant in cash beginning as of the Payment Commencement Date and continuing as of each Payment Anniversary Date thereafter until all installments have been paid. The first annual installment shall equal one-tenth (1/10) (if Participant elects 10 installment payments) or one-fifteenth (1/15th) (if Participant elects 15 installment payments) of the value of the Participant’s Account, determined as of the Payment Commencement Date. Each successive annual installment shall equal the value of the Participant’s Account, determined as of the Payment Anniversary Date, multiplied by a fraction, the numerator of which is one, and the denominator of which shall be the number of scheduled annual installments that remain unpaid. If the Participant dies after the Participant’s Payment Commencement Date but before all installments have been paid, the entire remaining value of the Participant’s Account shall be made in a lump sum to the Participant’s Beneficiary on the first business day of the third month following the month of the Participant’s death.

(c) Form of Payment Election. A valid payment election for an Annual Retainer Account under subsection (b) shall be made in writing on an Election form, completed and submitted to the Office of the Corporate Secretary no later than December 31st of the calendar year prior to the year for which the Annual Retainer is earned, or for new Participants, prior to the date Participant is elected to the Board, and in no event later than 30 days after such election. A valid payment election for an RSU Account under subsection (b) shall be made in writing on an Election form, completed and submitted to the Office of the Corporate Secretary prior to the date Participant is elected to the Board, and in no event later than 30 days after such election. If a Participant does not make a valid payment election, the Participant shall be deemed to have elected to receive his or her Annual Retainer Account or RSU Account in a lump sum payment as provided in subsection (a). Except as provided below in Section 5.06 (Change in Payment Election), a Participant’s payment election shall become irrevocable on the election deadline date.

5.06	Change in Payment Election

A Participant may make a one-time irrevocable election to change the form of payment that the Participant elected under Section 5.05. A change to the form of payment must meet the following requirements:

i.	The new election must be made at least twelve months prior to the Payment Commencement Date (and the new election shall be ineffective if the Payment Commencement Date occurs within twelve months after the date of the new election);

ii.	The new election will not take effect until twelve months after the date when the Participant submits a new Election form to the Office of the Corporate Secretary;

iii.	The new payment commencement date must be five years later than the date on which payments would otherwise have commenced; and

iv.	The new form of payment must be one of the forms of payment provided under Section 5.05(a) or (b).

5.07	Investment of Account during Installment Period

Participants electing to convert Deferred Stock Units in the Annual Retainer Account or RSU Account to a fixed interest investment for the installment payment period, must, prior to the Payment Commencement Date or subsequent Payment Anniversary Date, make a written election on the Election form provided by the Committee. If a Participant makes such election to have his or her Account treated as if the Account were invested in cash, the Account will be credited with a rate of interest equal to the average interest rate on 10-Year Treasury Bonds as of the January through October Period in the calendar year prior to the Plan Year in which the interest is credited, plus 1%.

ARTICLE VI

ADMINISTRATION

6.01	In General

The Committee shall have the discretionary authority to interpret the Plan and to decide any and all matters arising under the Plan, including without limitation the right to determine eligibility for participation, benefits, and other rights under the Plan; the right to determine whether any election or notice requirement or other administrative procedure under the Plan has been adequately observed; the right to determine the proper recipient of any distribution under the Plan; the right to remedy possible ambiguities, inconsistencies, or omissions by general rule or particular decision; and the right otherwise to interpret the Plan in accordance with its terms. Except as otherwise provided in Section 6.04, the Committee’s determination on any and all questions arising out of the interpretation or administration of the Plan shall be final, conclusive, and binding on all parties.

6.02	Plan Amendment and Termination

(a) The Committee may amend, suspend, or terminate the Plan at any time; provided that no amendment, suspension, or termination of the Plan shall, without a Participant’s consent, reduce the Participant’s benefits accrued under the Plan before the date of such amendment, suspension, or termination.

(b) In the event of suspension of the Plan, no additional deferrals shall be made under the Plan, but all previous deferrals shall accumulate and be distributed in accordance with the otherwise applicable provisions of the Plan and the applicable elections on file.

(c) Upon the termination of the Plan with respect to all Participants, and termination of all arrangements sponsored by the Corporation or its affiliates that would be aggregated with the Plan under Section 409A of the Code, the Corporation shall have the right, in its sole discretion, and notwithstanding any elections made by the Participant, to pay the Participant’s vested Account in a lump sum, to the extent permitted under Section 409A. All payments that may be made pursuant to this Section 6.02(c) shall be made no earlier than the thirteenth month and no later than the twenty-fourth month after the termination of the Plan. The Corporation may not accelerate payments pursuant to this Section 6.02(c) if the termination of the Plan is proximate to a downturn in the Corporation’s financial health within the meaning of Treas. Reg. Section 1.409A-3(j)(4)(ix)(C)(1). If the Corporation exercises its discretion to accelerate payments under this Section 6.02(c), it shall not adopt any new arrangement that would have been aggregated with the Plan under Section 409A within three years following the date of the Plan’s termination.

6.03	Reports to Participants

The Committee shall furnish an annual statement to each Participant reporting the value of the Participant’s Account as of the end of the most recent Plan Year.

6.04	Delegation of Authority

The Committee may delegate to officers of the Corporation any and all authority with which it is vested under the Plan, and the Committee may allocate its responsibilities under the Plan among its members.

ARTICLE VII

MISCELLANEOUS

7.01	Rights Not Assignable

No payment due under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge in any other way. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge such payment in any other way shall be void. No such payment or interest therein shall be liable for or subject to the debts, contracts, liabilities, or torts of any Participant or Beneficiary. If any Participant or Beneficiary becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge in any other way any payment under the Plan, the Committee may direct that such payment be suspended and that all future payments to which such Participant or Beneficiary otherwise would be entitled be held and applied for the benefit of such person, the person’s children or other dependents, or any of them, in such manner and in such proportions as the Committee may deem proper.

7.02	Certain Rights Reserved

Nothing in the Plan shall confer upon any person the right to continue to serve as a member of the Board or to participate in the Plan other than in accordance with its terms.

7.03	Withholding Taxes

The Committee may make any appropriate arrangements to deduct from all credits and payments under the Plan any taxes that the Committee reasonably determines to be required by law to be withheld from such credits and payments.

7.04	Compliance with Section 409A

To the extent that rights or payments under this Plan are subject to Section 409A of the Internal Revenue Code, the Plan shall be construed and administered in compliance with the conditions of Section 409A and regulations and other guidance issued pursuant to Section 409A for deferral of income taxation until the time the compensation is paid. Any distribution election that would not comply with Section 409A of the Code shall not be effective for purposes of this Plan. To the extent that a provision of this Plan does not comply with Section 409A of the Code, such provision shall be void and without effect. The Corporation does not warrant that the Plan will comply with Section 409A of the Code with respect to any Participant or with respect to any payment. In no event shall the Corporation, any director, officer, or employee of the Corporation (other than the Participant), or any member of the Committee be liable for any additional tax, interest, or penalty incurred by a Participant or Beneficiary as a result of the Plan’s failure to satisfy the requirements of Section 409A of the Code, or as a result of the Plan’s failure to satisfy any other requirements of applicable tax laws.

7.05	Incompetence

If the Committee determines, upon evidence satisfactory to the Committee, that any Participant or Beneficiary to whom a benefit is payable under the Plan is unable to care for his or her affairs because of illness or accident or otherwise, any payment due under the Plan (unless prior claim therefore shall have been made by a duly authorized guardian or other legal representative) may be paid, upon appropriate indemnification of the Committee and the Company, to the spouse of the Participant or Beneficiary or other person deemed by the Committee to have incurred expenses for the benefit of and on behalf of such Participant or Beneficiary. Any such payment shall be a complete discharge of any liability under the Plan with respect to the amount so paid.

7.06	Inability to Locate Participants and Beneficiaries

Each Participant and Beneficiary entitled to receive a payment under the Plan shall keep the Committee advised of his or her current address. If the Committee is unable to locate a Participant or Beneficiary to whom a payment is due under the Plan, the total amount payable to such Participant or Beneficiary shall be forfeited as of the last day of the calendar year in which the payment first becomes due.

7.07	Successors

The provisions of the Plan shall bind and inure to the benefit of the Corporation and its successors and assigns. The term “successors” as used in the preceding sentence shall include any corporation or other business entity that by merger, consolidation, purchase, or otherwise acquires all or substantially all of the business and assets of the Corporation, and any successors and assigns of any such corporation or other business entity.

7.08	Usage

(a) Titles and Headings. The titles to Articles and the headings of Sections, subsections, and paragraphs in the Plan are placed herein for convenience of reference only and shall be of no force or effect in the interpretation of the Plan.

(b) Number. The singular form shall include the plural, where appropriate.

7.09	Severability

If any provision of the Plan is held unlawful or otherwise invalid or unenforceable in whole or in part, such unlawfulness, invalidity, or unenforceability shall not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan is held unlawful or otherwise invalid or unenforceable, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity, or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid, or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid, or unenforceable shall be made or provided under the Plan.

7.10	Governing Law

The Plan and all determinations made and actions taken under the Plan shall be governed by and construed in accordance with the laws of the State of Connecticut.

Appendix A

This Appendix A sets forth the United Technologies Corporation Board of Directors Deferred Stock Unit Plan as in effect on October 3, 2004 (“Prior Plan”), and as modified thereafter from time to time in a manner that does not constitute a “material modification” for purposes of Section 409A. Amounts that were earned or vested (within the meaning of Section 409A) prior to January 1, 2005, and any subsequent increases in these amounts that are permitted to be treated as grandfathered benefits under Section 409A, are generally subject to and shall continue to be governed by the terms of this Prior Plan.

UNITED TECHNOLOGIES CORPORATION

BOARD OF DIRECTORS

DEFERRED STOCK UNIT PLAN

Effective January 1, 1996

UNITED TECHNOLOGIES CORPORATION

DEFERRED STOCK UNIT PLAN

ARTICLE I

INTRODUCTION

1.01	Purpose of Plan

The purpose of the Plan is to enhance the Company’s ability to attract and retain non-employee members of the Board whose training, experience and ability will promote the interests of the Company and to directly align the interests of such non-employee Directors with the interests of the Company’s shareowners by providing compensation based on the value of UTC Common Stock. The Plan is designed to permit such non-employee directors to defer the receipt of all or a portion of the cash compensation otherwise payable to them for services to the Company as members of the Board.

1.02	Effective Date of Plan

Except as otherwise provided by Section 3.01, the Plan shall apply only to a Participant’s annual Director’s retainer Fees with respect to service on and after January 1, 1996.

ARTICLE II

DEFINITIONS

Unless the context clearly indicates otherwise, the following terms, when used in capitalized form in the Plan, shall have the meanings set forth below:

Account shall mean a bookkeeping account established for a Participant under Section 4.01.

Article shall mean an article of the Plan.

Beneficiary shall mean a Participant’s beneficiary, designated in writing and in a form and manner satisfactory to the Committee, or if a Participant fails to designate a beneficiary, or if the Participant’s designated Beneficiary predeceases the Participant, the Participant’s estate.

Board shall mean the Board of Directors of the Company.

Closing Price shall mean, with respect to any date specified by the Plan, the closing price of UTC Common Stock on the composite tape of New York Stock Exchange issues (or if there was no reported sale of UTC Common Stock on such date, on the next preceding day on which there was such a reported sale).

Committee shall mean the Nominating Committee of the Board.

Company shall mean United Technologies Corporation.

Director’s Fees shall mean the annual retainer fee payable to a Participant for services to the Company as a member of the Board. Director’s Fees do not include special meeting fees.

Participant shall mean each member of the Board (other than a member of the Board who is also an employee of the Company or a subsidiary thereof) who is or becomes a member of the Board on or after January 1, 1996.

Payment Anniversary Date shall mean an anniversary of the Payment Commencement Date.

Payment Commencement Date shall mean the first business day of the first month following the month in which the Participant terminates service as a member of the Board.

Plan shall mean this United Technologies Corporation Board of Directors Deferred Stock Unit Plan, as set forth herein and as amended from time to time.

Plan Year shall mean the calendar year.

Section shall mean a section of the Plan.

Stock Unit shall mean a hypothetical share of UTC Common Stock as described in Section 4.02.

UTC Common Stock shall mean the common stock of the Company.

ARTICLE III

CREDITS

3.01	Transition Credits

As soon as practicable on or after January 1, 1996, the Company shall credit to the Account of each Participant a number of Stock Units determined in accordance with the schedules set forth in Appendix I and Appendix II to the Plan. The credits set forth in Appendix I shall be provided in lieu of any benefits to which the Participant otherwise would have been entitled under the United Technologies Corporation Directors Retirement Plan as of its termination on December 31, 1995. The credits set forth in Appendix II shall be provided in lieu of any benefits to which the Participant otherwise would be entitled under certain deferred compensation arrangements entered into prior to January 1, 1996. The number of units set forth in Appendix II shall equal the number of tax deferred stock units (if any) credited to the Participant under any such prior deferred compensation arrangement, determined as of December 31, 1995.

3.02	Automatic Credits

As of the beginning of each Plan Year, the Company shall credit Stock Units to each Participant’s Account equal in value to 60% of the Participant’s Director’s Fees for the Plan Year, as determined in accordance with Section 4.02(a)(1).

3.03	Elective Credits

A Participant may elect, with respect to each Plan Year, to defer the entire portion (but not a partial portion) of the 40% of the Participant’s Director’s Fees that are not automatically deferred in accordance with Section 3.02 and that otherwise would be paid to the Participant in cash. If the Participant makes such an election, the Company shall credit Stock Units to the

Participant’s Account equal in value to 40% of the Participant’s Director’s Fees for the Plan Year, as determined in accordance with Section 4.02(a)(I), as of the beginning of the Plan Year with respect to which the election is made (or, if later, as of the first day in the Plan Year on which the individual becomes a Participant). An election under this Section 3.03 shall be made in a form and manner satisfactory to the Committee and shall be effective for a Plan Year only if made before the beginning of the Plan Year; provided that an individual who becomes a Participant after the first day of a Plan Year may make the election for that Plan Year within 30 days of becoming a Participant.

ARTICLE IV

ACCOUNTS AND INVESTMENTS

4.01	Accounts

A separate Account under the Plan shall be established for each Participant. Such Account shall be (a) credited with the amounts credited in accordance with Article Ill, (b) credited (or charged, as the case may be) with the investment results determined in accordance with Section 4.02, and (c) charged with the amounts paid by the Plan to or on behalf of the Participant in accordance with Article V. Within each Participant’s Account, separate subaccounts shall be maintained to the extent the Committee determines them to be necessary or useful in the administration of the Plan.

4.02	Stock Units

(a) Deemed Investment in UTC Common Stock. Except as provided in subsection (b), below, a Participant’s Account shall be treated as if it were invested in Stock Units that are equivalent in value to the fair market value of shares of UTC Common Stock in accordance with the following rules:

(1) Conversion into Stock Units. Any Director’s Fees credited to a Participant’s Account for a Plan Year under Section 3.02 or 3.03 shall be converted into Stock Units (including fractional Stock Units) by dividing the amount credited by the Closing Price on the first business day of the Plan Year; provided that in the case of an individual who becomes a Participant after the first day of a Plan Year, the Closing Price shall be determined as of the day on which the individual becomes a Participant.

(2) Deemed Reinvestment Of Dividends. The number of Stock Units credited to a Participant’s Account shall be increased on each date on which a dividend is paid on UTC Common Stock. The number of additional Stock Units credited to a Participant’s Account as a result of such increase shall be determined by (i) multiplying the total number of Stock Units (excluding fractional Stock Units) credited to the Participant’s Account immediately before such increase by the amount of the dividend paid per share of UTC Common Stock on the dividend payment date, and (ii) dividing the product so determined by the Closing Price on the dividend payment date.

(3) Conversion Out of Stock Units. The dollar value of the Stock Units credited to a Participant’s Account on any date shall be determined by multiplying the number of Stock Units (including fractional Stock Units) credited to the Participant’s Account by the Closing Price on that date.

(4) Effect of Recapitalization. In the event of a transaction or event described in this paragraph (4), the number of Stock Units credited to a Participant’s Account shall be adjusted in such manner as the Committee, in its sole discretion, deems equitable. A transaction or event is described in this paragraph (4) if (i) it is a dividend (other than regular quarterly dividends) or other distribution (whether in the form of cash, shares, other securities, or other property), extraordinary cash dividend, recapitalization, stock split, reverse stock split reorganization, merger, consolidation, split-up, spin-off, repurchase, or exchange of shares or other securities, the issuance or exercisability of stock purchase rights, the issuance of warrants or other rights to purchase shares or other securities, or other similar corporate transaction or event and (ii) the Committee determines that such transaction or event affects the shares of UTC Common Stock, such that an adjustment pursuant to this paragraph (4) is appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(b) Change in Deemed Investment Election. A Participant who elects to receive distribution of his or her Accounts in annual installments will continue to have such Account credited with Stock Units during the installment period unless the Participant irrevocably elects to have his or her Account treated, as of the Payment Commencement Date, as if the Account were invested in cash. If a Participant makes such election, the Account will be credited with a rate of interest equal to the average interest rate on 10-Year Treasury Bonds as of the January through October Period in the calendar year prior to the Plan Year in which the interest is credited, plus I %. An election under this subsection (b) shall be made in a form and manner satisfactory to the Committee and shall be effective only if made before the Payment Commencement Date.

4.03	Hypothetical Nature of Accounts and Investments

Each Account established under this Article IV shall be maintained for bookkeeping purposes only. Neither the Plan nor any of the Accounts established under the Plan shall hold any actual funds or assets. The Stock Units established hereunder shall be used solely to determine the amounts to be paid hereunder, shall not be or represent an equity security of the Company, shall not be convertible into or otherwise entitle a Participant to acquire an equity security of the Company and shall not carry any voting or dividend rights.

ARTICLE V

PAYMENTS

5.01	Entitlement to Payment

Credits to a Participant’s Account under Section 3.02 or 3.03 shall be in lieu of payment to the Participant of the related Director’s Fees. Any payment under the Plan with respect to an Account shall be made solely in cash and as further provided in this Article V. The right of any person to receive one or more payments under the Plan shall be an unsecured claim against the general assets of the Company.

5.02	Payment Commencement Date

Payments to a Participant with respect to the Participant’s Account shall begin as of the Participant’s Payment Commencement Date; provided that if a Participant dies before the Participant’s Payment Commencement Date, payment of the entire value of the Participant’s Account shall be made in a lump sum to the Participant’s Beneficiary as soon as practicable after the Committee receives all documents and other information that it requests in connection with the payment.

5.03	Form and Amount of Payment

(a) Fifteen Annual Installments. A Participant shall receive his or her benefits in 15 annual installments unless the Participant elects to receive his or her benefits under the Plan in the form of a lump-sum payment or in less than 15 annual installments in accordance with subsection (b), below. Annual installments shall be payable to the Participant in cash beginning as of the Payment Commencement Date and continuing as of each Payment Anniversary Date thereafter until all installments have been paid. The first annual installment shall equal one- fifteenth (1/15th) of the value of the Stock Units credited to the Participant’s Account, determined as of the Payment Commencement Date. Each successive annual installment shall equal the value of the Stock Units credited to the Participant’s Account, determined as of the Payment Anniversary Date, multiplied by a fraction, the numerator of which is one, and the denominator of which is the excess of 15 over the number of installment payments previously made (i.e., 1/14th, 1/13th, etc.). If the Participant dies after the Participant’s Payment Commencement Date but before all 15 installments have been paid, the remaining installments shall be paid to the Participant’s Beneficiary in accordance with the schedule in this subsection (a).

(b) Lump Sum, or Less Than 15 Annual Installments. A Participant may elect to receive his or her benefits under the Plan in the form of a lump-sum payment or in two to fourteen installments in lieu of the fifteen installment payments determined under subsection (a), above. The lump sum shall be payable to the Participant in cash as of the Payment Commencement Date and shall equal the value of the Stock Units credited to the Participant’s Account, determined as of the Payment Commencement Date. Installments shall be paid in the manner set forth in subsection (a) above, except that for purposes of determining the amount of the first annual installment, the denominator of the fraction shall equal the number of scheduled annual installments. An election under this subsection (b) shall be made in a form and manner satisfactory to the Committee and shall be effective only if made at least two years before the Participant’s Payment Commencement Date.

ARTICLE VI

ADMINISTRATION

6.01	In General

The Committee shall have the discretionary authority to interpret the Plan and to decide any and all matters arising under the Plan, including without limitation the right to determine eligibility for participation, benefits, and other rights under the Plan; the right to determine whether any election or notice requirement or other administrative procedure under the Plan has been adequately observed; the right to determine the proper recipient of any distribution under the Plan; the right to remedy possible ambiguities, inconsistencies, or omissions by general rule or particular decision; and the right otherwise to interpret the Plan in accordance with its terms. Except as otherwise provided in Section 6.03, the Committee’s determination on any and all questions arising out of the interpretation or administration of the Plan shall be final, conclusive, and binding on all parties.

6.02	Plan Amendment and Termination

The Committee may amend, suspend, or terminate the Plan at any time; provided that no amendment, suspension, or termination of the Plan shall, without a Participant’s consent, reduce the Participant’s benefits accrued under the Plan before the date of such amendment, suspension, or termination. If the Plan is terminated in accordance with this Section 6.02, the terms of the Plan as in effect immediately before termination shall determine the right to payment in respect of any amounts that remain credited to a Participant’s or Beneficiary’s Account upon termination.

6.03	Reports to Participants

The Committee shall furnish an annual statement to each Participant (or Beneficiary) reporting the value of the Participant’s (or Beneficiary’s) Account as of the end of the most recent Plan Year.

6.04	Delegation of Authority

The Committee may delegate to officers of the Company any and all authority with which it is vested under the Plan, and the Committee may allocate its responsibilities under the Plan among its member.

ARTICLE VII

MISCELLANEOUS

7.01	Rights Not Assignable

No payment due under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge in any other way. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge such payment in any other way shall be void. No such payment or interest therein shall be liable for or subject to the debts, contracts, liabilities, or torts of any Participant or Beneficiary. If any Participant or Beneficiary becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge in any other way any payment under the Plan, the Committee may direct that such payment be suspended and that all future payments to which such Participant or Beneficiary otherwise would be entitled be held and applied for the benefit of such person, the person’s children or other dependents, or any of them, in such manner and in such proportions as the Committee may deem proper.

7.02	Certain Rights Reserved

Nothing in the Plan shall confer upon any person the right to continue to serve as a member of the Board or to participate in the Plan other than in accordance with its terms.

7.03	Withholding Taxes

The Committee may make any appropriate arrangements to deduct from all credits and payments under the Plan any taxes that the Committee reasonably determines to be required by law to be withheld from such credits and payments.

7.04	Incompetence

If the Committee determines, upon evidence satisfactory to the Committee, that any Participant or Beneficiary to whom a benefit is payable under the Plan is unable to care for his or her affairs because of illness or accident or otherwise, any payment due under the Plan (unless prior claim therefore shall have been made by a duly authorized guardian or other legal representative) may be paid, upon appropriate indemnification of the Committee and the Company, to the spouse of the Participant or Beneficiary or other person deemed by the Committee to have incurred expenses for the benefit of and on behalf of such Participant or Beneficiary. Any such payment shall be a complete discharge of any liability under the Plan with respect to the amount so paid.

7.05	Inability to Locate Participants and Beneficiaries

Each Participant and Beneficiary entitled to receive a payment under the Plan shall keep the Committee advised of his or her current address. If the Committee is unable for a period of 36 months to locate a Participant or Beneficiary to whom a payment is due under the Plan, commencing with the first day of the month as of which such payment first comes due, the total amount payable to such Participant or Beneficiary shall be forfeited. Should such a Participant or Beneficiary subsequently contact the Committee requesting payment, the Committee shall, upon receipt of all documents and other information that it might request in connection with the payment, restore and pay the forfeited payment in a lump sum, the value of which shall not be adjusted to reflect any interest or other type of investment earnings or gains for the period of forfeiture.

7.06	Successors

The provisions of the Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term “successors” as used in the preceding sentence shall include any corporation or other business entity that by merger, consolidation, purchase, or otherwise acquires all or substantially all of the business and assets of the Company, and any successors and assigns of any such corporation or other business entity.

7.07	Usage

(a) Titles and Headings. The titles to Articles and the headings of Sections, subsections, and paragraphs in the Plan are placed herein for convenience of reference only and shall be of no force or effect in the interpretation of the Plan

(b) Number. The singular form shall include the plural, where appropriate.

7.08	Severability

If any provision of the Plan is held unlawful or otherwise invalid or unenforceable in whole or in part, such unlawfulness, invalidity, or unenforceability shall not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan is held unlawful or otherwise invalid or unenforceable, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity, or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid, or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid, or unenforceable shall be made or provided under the Plan.

7.09	Governing Law

The Plan and all determinations made and actions taken under the Plan shall be governed by and construed in accordance with the laws of the State of Connecticut.